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                                                                    EXHIBIT 23.1

                      CONSENT OF SCHWARTZ LEVITSKY FELDMAN

    The Undersigned, Schwartz Levitsky Feldman, Chartered Accountants hereby consents to the use of our name and the use of our opinion dated July 31, 1997 for Curtis International Ltd. (the "Company") as filed with its Registration Statement on Form SB-2 being filed by the Company.

Date: June 9, 1998

                                      Schwartz Levitsky Feldman, Chartered
                                      Accountants
                                      /s/ Schwartz Levitsky Feldman
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